THE 1998 MOLEX INCORPORATED STOCK OPTION PLAN
                 (As Amended and Restated as of June 1, 2001)




                                 PLAN HISTORY

        PLAN ACTION                ADOPTION                EFFECTIVE
         Original              October 23, 1998        October 23, 1998
      Amendment No. 1          October 20, 2000          July 1, 2000
      Amendment No. 2           June 1, 2001             June 1, 2001

























                THE 1998 MOLEX INCORPORATED STOCK OPTION PLAN

                             TABLE OF CONTENTS

ARTICLE I.      GENERAL                                                  1
      1.1       Name of Plan                                             1
      1.2       Purpose                                                  1
      1.3       Eligibility                                              1

ARTICLE II.     TERM OF PLAN                                             1
      2.1       Effective Date                                           1
      2.2       Expiration                                               1

ARTICLE III.    STOCK SUBJECT TO PLAN                                    1
      3.1       Class of Stock                                           1
      3.2       Number of Shares                                         1
      3.3       Source of Stock                                          1
      3.4       Expired, Forfeited or Canceled Options                   1

ARTICLE IV.     ADMINISTRATION                                           1
      4.1       Committee                                                1
      4.2       Makeup of the Committee                                  1
      4.3       Action by the Committee                                  2
      4.4       Power to Grant Options                                   2
      4.5       Power to Buy Option Stock                                2
      4.6       Other Powers                                             2

ARTICLE V.      GRANT OF OPTION                                          2
      5.1       Option Price                                             2
      5.2       Fair Market Value                                        2
      5.3       Evidence of Option                                       2
      5.4       Rights as a Shareholder                                  2

ARTICLE VI.     EXERCISE OF OPTION                                       2
      6.1       Initial Waiting Period                                   2
      6.2       Vesting Periods                                          2
                a.      Normal Vesting                                   2
                b.      Accelerated Vesting                              3
                c.      Vesting Upon Involuntary Termination             3
      6.3       Cumulative Rights                                        3
      6.4       Expiration                                               3
      6.5       Form of Exercise                                         3

ARTICLE VII.    TERMINATION OF OPTION                                    4
      7.1       Expiration Date                                          4

ARTICLE VIII.   TRANSFERABILITY                                          4
      8.1       Non-Transferable                                         4
      8.2       Death                                                    4

ARTICLE IX.     ADJUSTMENT OF NUMBER OF SHARES                           4
      9.1       Stock Dividends                                          4
      9.2       Reorganization                                           4
      9.3       Other Changes                                            5
      9.4       Adjusted Option Price                                    5
      9.5       Fractional Shares                                        5

ARTICLE X.      SECURITIES REGULATION                                    5
     10.1       Registered Stock                                         5
     10.2       Unregistered Stock                                       5






                 THE 1998 MOLEX INCORPORATED STOCK OPTION PLAN
                  (As Amended and Restated as of June 1, 2001)

ARTICLE I.       GENERAL

1.1 	Name of Plan.  The name of the plan described in detail herein shall be
The 1998 Molex Incorporated Stock Option Plan ("Plan").

1.2	Purpose.  The purpose of the Plan is to induce certain designated employees to remain in the employ of Molex Incorporated, a Delaware corporation, (the "Company") or any of its subsidiaries and affiliates, and to encourage such employees to secure or increase on reasonable terms their stock ownership in the Company. The Company believes the Plan will promote continuity of management and increase incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping, carrying out the long-range plans of the Company and securing its continued growth and financial success.

1.3	Eligibility.  Any regular employee of Molex Incorporated or any of its subsidiary companies and affiliated companies, subject to the terms and conditions of the Plan, may be granted an option under this Plan.
Notwithstanding the foregoing, the following Company personnel shall be ineligible: any director or executive officer of Molex Incorporated.

ARTICLE II.		TERM OF PLAN

2.1	Effective Date.  The Plan shall become effective upon adoption by the
Board of Directors of the Company.

2.2	Expiration.  This Plan shall expire June 30, 2009 and no option shall be granted after such expiration date.

ARTICLE III.	STOCK SUBJECT TO PLAN

3.1	Class of Stock.  The stock that shall be subject to option under the
Plan shall be Molex Incorporated Class A Common Stock, $.05 par value
(the "Stock").

3.2	Number of Shares.  Ten million (10,000,000) shares of the Stock shall be reserved for issue upon the exercise of options granted under the Plan.

3.3	Source of Stock.  Upon the exercise of options granted under the Plan, the Stock shall be issued from either authorized but unissued stock or Treasury stock as directed by the Committee.

3.4	Expired, Forfeited or Canceled Options.  If any such options granted under the plan shall expire, be forfeited or canceled for any reason without having been exercised in full, the unpurchased or unexercised shares subject thereto shall again be available for the purposes of the Plan.

ARTICLE IV.	ADMINISTRATION

4.1	Committee.  The Plan shall be administered by a committee
(the "Committee") under the terms and conditions and powers set forth herein.

4.2	Makeup of the Committee.  The Committee shall consist of at least two members appointed by the Board of Directors of the Company. No members of the Committee may be eligible to participate in the Plan.

4.3	Action by the Committee.   A majority of the members of the Committee
shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Unless and until the Board of Directors shall appoint such Committee, the whole Board of Directors shall constitute the Committee. Any decision or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

4.4	Power to Grant Options.  Subject to the express provisions of the Plan, the Committee shall have complete authority, in its sole discretion, to determine the employees to whom, and the time or times at which, options shall be granted, the option periods, the vesting schedule and the number of shares to be subject to each option, and such other terms and provisions of the option agreements (which need not be identical). In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contribution to the Company's success, and such other factors as the Committee in its discretion shall deem relevant.

4.5	Power to Buy Option Stock.  The Committee, in its sole discretion, if it believes that a particular optionee is suffering under an undue financial hardship, may cause the Company to buy as Treasury Stock up to fifty percent (50%) of the option stock actually exercised by that particular optionee. In such a case, the Company shall pay to the optionee the fair market value of the shares of option stock at the time the Committee elects to repurchase.

4.6	Other Powers.  Subject to the express provisions of the Plan, the
Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan.

ARTICLE V.		GRANT OF OPTION

5.1	Option Price.  The option price shall be not less than ten percent
(10%) nor more than one hundred percent (100%) of the fair market value of the stock of the Company on the date of granting the option as determined by the Committee.

5.2	Fair Market Value.  For the purposes of this Article, fair market value shall be the closing price of the Stock on the date of granting the option as reported by the Wall Street Journal.

5.3	Evidence of Option.  Options granted shall be evidenced by agreements, warrants, and/or other instruments in such form as the Committee shall deem advisable and shall contain such terms, provisions, and conditions not inconsistent herewith as may be determined by the Committee.

5.4	Rights as a Shareholder.  An optionee shall have no rights as a stockholder with respect to shares covered by his option until the day of issuance of stock certificate to him and after such shares are fully paid.

ARTICLE VI.	EXERCISE OF OPTION

6.1	Initial Waiting Period.  No option shall be exercisable until at least one year after the date of grant.

6.2	Vesting Periods.  After the initial waiting period, an optionee may exercise his option to the extent that the shares covered by said option become vested. The vesting schedule is as follows:

    a. Normal Vesting. The shares covered by such an option shall vest in amounts and times determined by the Committee in its sole discretion; provided that the time in which an option becomes one hundred percent (100%) vested cannot exceed eight (8) years.

    b. Accelerated Vesting. Notwithstanding the foregoing, all options shall immediately vest one hundred percent (100%) and become immediately exercisable for a period of one (1) year after one of the following events:

      (1)     Death;

      (2)     Total disablement;

      (3) Retirement, if all of the following conditions at the time of termination of employment are met:

        (a)     the optionee has reached age 59 1/2; and

        (b) the optionee was employed at least fifteen (15) years with the Company and/or any of its subsidiaries; and

        (c) The Committee has determined that the reason for termination is due to retirement.

      (4) Termination not covered above, but only if all of the following conditions are met at the time of termination of employment:

        (a)     the optionee has reached age 55; and

        (b) the optionee accepts termination subject to a written program or agreement adopted in furtherance of a planned employee reduction plan.

    c. Modified Accelerated Vesting Upon Termination Pursuant to a Termination Agreement. Notwithstanding anything herein to the contrary, any outstanding unvested options shall vest in the following manner and to the extent set forth below but only if

      (1) The optionee was employed at least twenty (20) years with the Company and/or any of its subsidiaries or the Committee finds, in its sole discretion, that the optionee is deemed to have achieved a certain key management position; and

      (2) The optionee's employment was terminated by the Company pursuant to a written termination agreement having a term for a stated number of years from the date of separation (the "Term") during which the optionee agrees to certain obligations running in favor of the Company and/or the Company agrees to give optionee certain benefits.

      If all the conditions set forth above have been satisfied, the unvested shares of each of the optionee=s outstanding options shall vest pro rata on each anniversary of the termination date during the Term or whenever the shares of the particular option would have otherwise vested, whichever is earlier.

6.3	Cumulative Rights.  The right to exercise any option as set forth in
Section 6.2 shall be cumulative. That is, an optionee may exercise in any given year those shares he could have exercised in a previous year but did not.

6.4	Expiration.  No option may be exercised after one (1) year from the date the option becomes one hundred percent (100%) vested.

6.5	Form of Exercise.   The option may only be exercised according to the
terms and conditions established by the Committee, consistent with the limits set forth herein, at the time the option is granted. Subject to the foregoing terms and conditions, an option may be exercised by a written notice delivered to the Company's principal office of the optionee's intent to exercise the option with respect to a specified number of shares of Stock along with payment to the Company of the amount of the aggregate option purchase price for the number of shares of Stock exercised. Stock that is already owned by an optionee may be tendered as all or part of the aggregate option purchase price. If Stock is used for payment, it shall be valued at the closing price on the date of exercise as reported by the Wall Street Journal.

ARTICLE VII.	TERMINATION OF OPTION

7.1	Expiration Date.  Every option granted under this Plan shall terminate and expire at the earliest of

    a.  the date of expiration set when such option was granted; or

    b.  one (1) year after one of the events set forth in Subsection 6.2b; or

    c. one (1) year after the shares of an option become 100% vested as set forth in Subsection 6.2c or earlier upon breach of the termination agreement; or

    d. the end of the month following the month in which an optionee's employment is involuntarily terminated for any reason except for misconduct or pursuant to the circumstances set forth in Subsections 6.2b or c; or

    e. the day of an optionee's voluntary termination not covered by the above subsections of this Section 7.1 or termination due to misconduct.

ARTICLE VIII.	TRANSFERABILITY

8.1	Non-Transferable.  Any option granted under the plan is not
transferable and can be exercised only by the optionee during his or her life subject to Section 8.2 of this Article.

8.2	Death.  In the event of the death of an optionee while still employed by the Company or a parent or a subsidiary, his option, to the extent he or she could have exercised it on the date of his or her death, may be exercised by the personal representative of the estate of the optionee within one (1) year after the date of his or her death in accordance with the terms established by the Committee at the time the option was granted, but (as set forth in Article
VII) not later than the expiration date set forth in Section 6.4.

ARTICLE IX.	ADJUSTMENT OF NUMBER OF SHARES

9.1	Stock Dividends.  In the event that a dividend shall be declared upon the Stock payable in shares of Stock, the number of shares of stock then subject to any such option and the number of shares reserved for issuance pursuant to the Plan, but, not yet covered by an option, shall be adjusted by addition to each such share the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend.

9.2	Reorganization.  In the event that the outstanding shares of the Stock shall be changed into or exchanged for a different number of kind of shares of Stock or other securities of the Company, or of another corporation, whether through reorganization, recapitalization, stock split up, combination of shares merger or consolidation, then, there shall be substituted for each share of Stock subject to any such option and for each share of Stock reserved for issuance pursuant to the Plan, but, not yet covered by an option, the number and kind of shares of Stock or other securities into which each outstanding share of Stock shall be so changed or for which each such share of Stock shall be exchanged.

9.3	Other Changes.  In the event there shall be any change, other than as specified above in this Article, in the number or kind of outstanding shares of the Stock or of any stock or other securities into which such stock shall have been changed or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Plan, but, not yet covered by an option and of the shares then subject to an option or options, such adjustments shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each stock option.

9.4	Adjusted Option Price.  In the case of any substitution or adjustment as provided for in this Article, the option price in each stock option agreement for each share covered thereby prior to such substitution or adjustment will be the option price for all shares of Stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted pursuant to this Article.

9.5	Fractional Shares.  No adjustment or substitutions provided for in this
Article shall require the Company in any stock option agreement to sell a fractional share, and the total substitution or adjustment with respect to each stock option agreement shall be limited accordingly.

ARTICLE X.		SECURITIES REGULATION

10.1 	Registered Stock.  The Company shall not be obligated to sell or issue any shares under any option granted hereunder unless and until the shares with respect to which the option is being exercised are effectively registered or exempt from registration under the Securities Act of 1933 and for any other federal or state law governing the sale and issuance of such shares or any securities exchange regulation to which the Company might be subject.

10.2 	Unregistered Stock.  In the event the shares are not effectively registered, but can be issued by virtue of an exemption, the Company may issue option shares to an optionee if the optionee represents that he is acquiring such shares as an investment and not with a view to, or for sale in connection with, the distribution of any such shares. Certificates for shares of Stock thus issued shall bear an appropriate legend reciting such representation.